CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statements on Form S-3 (Nos. 333-00965 and 33-54755) and in the related prospectus and Registration Statements on Form S-4 (Nos. 33-64971 and 33-49696) and in the related prospectus of our report dated February 26, 1996 with respect to the consolidated financial statements and schedules of Public Storage, Inc. for the years ended December 31, 1995, 1994 and 1993 included in the Annual Report (Form 10-K), as amended by a Form 10-K/A (Amendment No. 3) dated May 15, 1996, for 1995 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated September 6, 1996 on the combined summary of historical information relating to operating revenues and specified expenses - certain properties which is included in the Current Report on Form 8-K dated September 6, 1996, and incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-36004 and 33-55541), the Registration Statements on Form S-3 (Nos. 333-00965 and 33-54755) and related prospectus and Registration Statements on Form S-4 (Nos. 33-64971 and 33-49696) and related prospectus.




                                                            ERNST & YOUNG L L P
September 6, 1996
Los Angeles, California

                                   Exhibit-23